Exhibit 99.1

J. C. PENNEY COMPANY, INC. REPORTS 2012 FIRST QUARTER RESULTS

Sales lower than anticipated, yet transformation ahead of schedule

Company affirms non-GAAP annual earnings guidance of $2.16 per share

PLANO, Texas, May 15, 2012 -- J. C. Penney Company, Inc. (NYSE: JCP) today announced financial results for its fiscal quarter ended April 28, 2012.  For the quarter, jcpenney reported an adjusted net loss of $55 million or $0.25 per share, excluding markdowns taken as a result of the Company’s continuing efforts to reduce inventory levels to align with its new strategy, restructuring and management transition charges and non-cash qualified pension expense.  On a GAAP basis, the Company reported a net loss of $163 million or $0.75 per share.  A reconciliation of non-GAAP adjusted net loss to the most directly comparable GAAP financial measure is included with this release.

“Sales and profitability have been tougher than anticipated during the first 13 weeks, but the transformation is ahead of schedule.  Customers love the new jcp they discover in our stores.  Our shop strategy has been applauded by vendor and design partners, our merchants have stepped up to the challenge of improving our merchandise and presentation, we have dramatically simplified our business model and reorganized our teams at headquarters and in our stores.  While we have work to do to educate the customer on our pricing strategy and to drive more traffic to our stores, we are confident in our vision to become America's favorite store.  We fully expect that the bold and strategic changes we are making to our operations will result in improved profitability and sustainable growth over the long term,” said Ron Johnson, chief executive officer of jcpenney.

First Quarter Results:
Comparable store sales for the first quarter declined 18.9 percent.  Total sales decreased 20.1 percent, which includes the effects of the Company’s exit from its outlet business.  Internet sales through jcp.com were $271 million in the first quarter, decreasing 27.9 percent from last year.

Gross margin was 37.6 percent of sales, compared to 40.5 percent in the same period last year.  Overall, compared to last year, gross margin was impacted by lower than expected sales in the quarter and the impact of taking deeper seasonal markdowns to clear inventory coming out of the fourth quarter of 2011.  This also includes the impact of a $53 million markdown reserve taken as a result of the Company’s continuing efforts to reduce inventory levels to align with its new strategy.  This reserve had a 170 basis point impact on gross margin; excluding this reserve, gross margin was 39.3 percent of sales.  A reconciliation of non-GAAP adjusted gross margin to the most directly comparable GAAP financial measure is included with this release.

The Company’s SG&A expenses decreased $121 million versus last year’s first quarter.  Based on the pace of its ongoing efforts to aggressively manage expenses, coupled with additional operational efficiencies that management has identified, the Company now expects savings to accelerate and exceed the run rate of approximately $900 million at the end of 2012, one year earlier than it had previously announced.

For the first quarter, the Company incurred $76 million in restructuring and management transition charges.  These charges comprised the following:
•	Home office and stores $45 million, or $0.13 per share;
•	Leadership transition $20 million, or $0.05 per share;
•	Supply chain $6 million, or $0.02 per share; and
•	Miscellaneous $5 million or $0.01 per share.

2012 Outlook:
The Company anticipates it will incur additional restructuring charges throughout the fiscal year as it takes aggressive action to further simplify its operations and its infrastructure.  In addition, as the Company continues to transform its merchandise assortment to align with its new strategy, the Company may incur additional inventory write-downs as it exits certain lines of merchandise.  As a result of these impacts, the Company no longer expects to meet  its annual GAAP earnings guidance of $1.59 per share, but affirms its non-GAAP earnings guidance of $2.16 per share which excludes non-cash qualified pension expense, restructuring charges and markdown reserves as we transition our merchandise assortment.

Additionally, the Company announced today that it will discontinue the $0.20 per share quarterly dividend.  On an annual basis, this will result in cash savings of approximately $175 million, which will be used to help fund the broad-based transformation plan that jcpenney announced in January.

Earnings Event Today/Webcast Details

At 5:00 p.m. ET today, the Company will host an in-person meeting with members of the financial community at SIR Stage 37 in New York City.  The jcp leadership team will provide further commentary on the Company’s first quarter 2012 financial results, share key learnings from the initial stages of the transformation and present an update on the Company’s progress toward becoming America's favorite store.

The presentations and question-and-answer session will also be available live via streaming video and webcast on the Company's investor relations website at ir.jcpenney.com.  Replays of the webcasts will be available for up to 90 days after the event.

For individuals without access to the webcast, the event will also be available via live conference call in listen-only mode.  To access the presentations and question-and-answer session, please dial (800) 381-7839, or (212) 231-2900 for international callers, and reference the jcp first quarter earnings event.  Telephone playback will be available for seven days beginning approximately two hours after the conclusion of the meeting by dialing (800) 633-8284, reservation code 21589157 and (402) 977-9140, reservation code 21589157 for international callers.

For further information, contact:

Kristin Hays and Angelika Torres; (972) 431-5500
jcpinvestorrelations@jcpenney.com

Daphne Avila and Joey Thomas; (972) 431-3400
jcpcorpcomm@jcpenney.com

Corporate Website
ir.jcpenney.com

About jcpenney:
Over 110 years ago, James Cash Penney founded his company on the principle of treating customers the way he wanted to be treated himself: fair and square. Today, rooted in its rich heritage, J. C. Penney Company, Inc. (NYSE: JCP) is re-imagining every aspect of its business in order to reclaim its birthright and become America's favorite store. The Company is transforming the way it does business and remaking the customer experience across its 1,100 jcpenney stores and on jcp.com. At every visit, customers will discover straightforward Fair and Square Pricing, month-long promotions that are in sync with the rhythm of their lives, exceptionally curated merchandise, artful presentation, and unmatched customer service.

For more information about jcpenney, visit jcp.com.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, the impact of changes designed to transform our business, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information and legal and regulatory proceedings.  Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

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J. C. PENNEY COMPANY, INC.
SUMMARY OF OPERATING RESULTS
(Unaudited)
(Amounts in millions except per share data)

	Three months ended
	April 28,	April 30,	% Inc.
	2012	2011	(Dec.)
STATEMENTS OF OPERATIONS:
Total net sales	$ 3,152	$ 3,943	(20.1)%
Costs of goods sold	1,966	2,348	(16.3)%
Gross margin	1,186	1,595	(25.6)%
Operating expenses/(income):
Selling, general and administrative (SG&A)	1,160	1,281	(9.4)%
Qualified pension plan	49	22	100+%
Supplemental pension plans	9	7	28.6%
Total pension	58	29	100.0%
Depreciation and amortization	125	128	(2.3)%
Real estate and other, net	(7)	(13)	(46.2)%
Restructuring and management transition	76	9	100+%
Total operating expenses	1,412	1,434	(1.5)%
Operating income/(loss)	(226)	161	(100+)%
Net interest expense	56	58	(3.4)%
Income/(loss) before income taxes	(282)	103	(100+)%
Income tax expense/(benefit)	(119)	39	(100+)%
Net income/(loss)	$ (163)	$ 64	(100+)%

Earnings/(loss) per share - basic	$ (0.75)	$ 0.28	(100+)%
Earnings/(loss) per share - diluted	$ (0.75)	$ 0.28	(100+)%

FINANCIAL DATA:
Comparable store sales increase/(decrease)	(18.9)%	3.8%

Ratios as a percentage of sales:
Gross margin	37.6%	40.5%
SG&A expenses	36.8%	32.5%
Total operating expenses	44.8%	36.4%
Operating income/(loss)	(7.2)%	4.1%
Effective income tax rate	42.2%	37.9%

COMMON SHARES DATA:
Outstanding shares at end of period	218.4	216.1
Weighted average shares outstanding (basic shares)	218.3	229.2
Weighted average shares used for diluted EPS	218.3	231.7

SUMMARY BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in millions)
	April 28,	April 30,
	2012	2011

SUMMARY BALANCE SHEETS:
Cash and cash equivalents	$ 839	$ 1,767
Merchandise inventory	3,084	3,408
Income taxes	542	269
Prepaid expenses and other	217	189
Property and equipment, net	5,126	5,226
Prepaid pension	-	776
Other assets	1,231	764
Total assets	$ 11,039	$ 12,399

Merchandise accounts payable	$ 984	$ 1,274
Other accounts payable and accrued expenses	1,222	1,396
Current maturities of long-term debt	231	-
Long-term debt	2,871	3,099
Long-term deferred taxes	924	1,208
Other liabilities	871	671
Total liabilities	7,103	7,648
Stockholders' equity	3,936	4,751
Total liabilities and stockholders' equity	$ 11,039	$ 12,399

	Three months ended
	April 28,	April 30,
	2012	2011
SUMMARY STATEMENTS OF CASH FLOWS:
Net cash provided by/(used in):
Total operating activities	$ (577)	$ 52
Investing activities:
Capital expenditures	(107)	(117)
Acquisition	(9)	-
Total investing activities	(116)	(117)
Financing activities:
Financing costs	(2)	(15)
Stock repurchase program	-	(733)
Proceeds from stock options exercised	68	8
Other changes in stock	2	(3)
Dividends paid	(43)	(47)
Total financing activities	25	(790)
Net increase/(decrease) in cash and cash equivalents	(668)	(855)
Cash and cash equivalents at beginning of period	1,507	2,622
Cash and cash equivalents at end of period	$ 839	$ 1,767

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions except per share data)

We define (i) adjusted gross margin as gross margin excluding the impact of markdowns related to the alignment of inventory with the Company's new strategy, (ii) adjusted operating income/(loss) as operating income/(loss) excluding the impact of markdowns related to the alignment of inventory with the Company's new strategy, restructuring and management transition charges and the non-cash impact of the qualified pension plan expense, and (iii) adjusted net income/(loss) and adjusted earnings/(loss) per share  - diluted as net income/(loss) and earnings/(loss) per share - diluted, respectively, excluding the impact of the after-tax markdowns related to the alignment of inventory with the Company's new strategy, the after-tax restructuring and management transition charges and the after-tax non-cash impact of the qualified pension plan expense.  We believe that the presentation of these non-GAAP financial measures, which our management relies on to assess our operating results, is useful in order to better understand the operating performance of our core business, provide enhanced visibility into our selling, general and administrative expense structure and to facilitate the comparison of our results to the results of our peer companies.

ADJUSTED GROSS MARGIN, NON-GAAP FINANCIAL MEASURE
The following table reconciles gross margin, the most directly comparable GAAP measure, to adjusted gross margin, non-GAAP financial measure:

		Three months ended
		April 28,	April 30,
		2012	2011
Gross margin		$ 1,186	$ 1,595
	As a percent of sales	37.6%	40.5%
Add:	Markdowns - inventory strategy alignment	53	-
	As a percent of sales	1.7%	0.0%

Adjusted gross margin (non-GAAP)		$ 1,239	$ 1,595
	As a percent of sales	39.3%	40.5%

ADJUSTED OPERATING INCOME/(LOSS), NON-GAAP FINANCIAL MEASURE
The following table reconciles operating income/(loss), the most directly comparable GAAP measure, to adjusted operating income/(loss), non-GAAP financial measure:

		Three months ended
		April 28,	April 30,
		2012	2011
Operating income/(loss)		$ (226)	$ 161
	As a percent of sales	(7.2)%	4.1%
Add:	Markdowns - inventory strategy alignment	53	-
	Restructuring and management transition
	charges	76	9
	Qualified pension plan expense	49	22
Adjusted operating income/(loss) (non-GAAP)		$ (48)	$ 192
	As a percent of sales	(1.5)%	4.9%

ADJUSTED NET INCOME/(LOSS) AND ADJUSTED EARNINGS/(LOSS) PER SHARE - DILUTED, NON-GAAP FINANCIAL MEASURES
The following table reconciles net income/(loss) and earnings/(loss) per share-diluted, the most directly comparable GAAP measures, to adjusted net income/(loss) and adjusted earnings/(loss) per share-diluted, non-GAAP financial measures:

		Three months ended
		April 28,	April 30,
		2012	2011
Net income/(loss)		$ (163)	$ 64
Earnings/(loss) per share - diluted		$ (0.75)	$ 0.28

Add:	Markdowns - inventory strategy alignment, net of
tax of $21 and $-		32	-
Restructuring and management transition
charges, net of tax of $30 and $3		46	6
Qualified pension plan expense, net of tax
of $19 and $9		30	13
Adjusted net income/(loss) (non-GAAP)		$ (55)	$ 83

Adjusted earnings/(loss) per share - diluted (non-GAAP)		$ (0.25)	$ 0.36

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions)
FREE CASH FLOW
Free cash flow is a key financial measure of our ability to generate additional cash from operating our business and in evaluating our financial performance. We define free cash flow as cash flow from operating activities excluding discretionary cash contributions to our primary pension plan, less capital expenditures and dividends paid, plus the proceeds from the sale of assets. Adjustments to exclude discretionary pension plan contributions are more indicative of our ability to generate cash flows from operating activities. We believe discretionary contributions to our pension plan are more reflective of financing transactions to pay down off-balance sheet debt relating to the pension liability. Free cash flow is a relevant indicator of our ability to repay maturing debt, both on and off-balance sheet, revise our dividend policy or fund other uses of capital that we believe will enhance stockholder value. Free cash flow is considered a non-GAAP financial measure under the rules of the SEC. Free cash flow is limited and does not represent remaining cash flow available for discretionary expenditures due to the fact that the measure does not deduct payments required for debt maturities, pay-down of off-balance sheet pension debt, and other obligations or payments made for business acquisitions. Therefore, it is important to view free cash flow in addition to, rather than as a substitute for, our entire statement of cash flows and those measures prepared in accordance with GAAP.

The following table reconciles cash flow from operating activities, the most directly comparable GAAP measure, to free cash flow, a non-GAAP financial measure:

	Three months ended
	April 28,	April 30,
	2012	2011
Net cash provided by/(used in) operating activities	$ (577)	$ 52
Less:
Capital expenditures	(107)	(117)
Dividends paid	(43)	(47)
Free cash flow (non-GAAP)	$ (727)	$ (112)